UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2013

GENERAL MOTORS COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34960	27-0756180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2013, General Motors Company (the “Company”), the U.S. Department of the Treasury and the UAW Retiree Medical Benefits Trust (collectively, the “Selling Stockholders”) and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as managers for the several underwriters named therein (collectively, the “Underwriters”) entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Selling Stockholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Stockholders, subject to and upon the terms and conditions set forth therein, an aggregate of 50,000,000 shares of the Company’s common stock (the “Offering”).

This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement by reference into this registration statement for the Offering. A copy of the Underwriting Agreement has been attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 6, 2013, among General Motors Company, the United States Department of the Treasury, UAW Retiree Medical Benefits Trust, and Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as managers for the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)

	By:	/s/ THOMAS S. TIMKO
Date: June 11, 2013		Thomas S. Timko Vice President, Controller and Chief Accounting Officer

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